Exhibit 99.6

FirstCash Amends Definitive Agreement with American First Finance

FORT WORTH, Texas – December 7, 2021 – FirstCash, Inc. (the “Company”) (Nasdaq: FCFS), the leading international operator of over 2,800 retail pawn stores in the U.S. and Latin America, today announced that it has amended its previously announced definitive agreement to acquire American First Finance Inc. (“AFF”).

The total consideration payable to the seller at closing remains unchanged, consisting of approximately 8.05 million shares of common stock and $406 million in cash, subject to a net debt adjustment. The transaction is now valued at approximately $916 million, based on the Company’s closing stock price on December 3, 2021, compared to the estimated valuation at the time of announcement of $1.17 billion. As previously announced, there is also $300 million of additional consideration payable in the event AFF achieves certain performance targets through the first half of 2023.

Given recent volatility in FirstCash’s stock price, the amendment provides for additional contingent consideration of up to $75 million, to be based on the Company’s stock performance through February 28, 2023. If the Company’s highest average stock price for any 10-day period before that date is at or more than $86.25 per share, then no such contingent consideration would be due. Given the continued strength in AFF’s originations activity, which has resulted in additional funding requirements since the entry into the definitive agreement, the amendment also provides for a fixed $25 million working capital payment payable December 31, 2022.

Rick Wessel, FirstCash Chief Executive Officer and Vice-Chairman of the Board stated, “Since announcing our transaction with AFF over a month ago, both businesses continue to perform strongly. The financial and strategic merits of the transaction remain clear. In light of the recent volatility in our stock price, we believe that amending the transaction and proceeding with it is in the best interests of our shareholders, customers and employees. We look forward to working with the AFF team to complete the transaction and capture the significant opportunities ahead to drive growth and create long-term shareholder value.”

Doug Rippel, Chairman and Founder of American First Finance stated, “With these amendments to the transaction, we are moving forward with an exciting combination that will enable us to grow our business as we provide retail financing alternatives to underserved customers. I am confident about the tremendous opportunities ahead for our combined companies to drive significant value for all of our stakeholders.”

The Company has obtained the necessary antitrust approval and expects to receive all other required regulatory approvals for the transaction in the coming weeks and expects to close the transaction by the end of the year, subject to the satisfaction of the remaining customary closing conditions.

About FirstCash

FirstCash is the leading international operator of pawn stores with over 2,800 retail pawn locations and 16,000 employees in 25 U.S. states, the District of Columbia and four countries in Latin America including Mexico, Guatemala, Colombia and El Salvador. FirstCash focuses on serving cash and credit constrained consumers through its retail pawn locations, which buy and sell a wide variety of jewelry, electronics, tools, appliances, sporting goods, musical instruments and other merchandise, and make small consumer pawn loans secured by pledged personal property.

FirstCash is a component company in both the Standard & Poor’s MidCap 400 Index® and the Russell 2000 Index®. FirstCash’s common stock (ticker symbol “FCFS”) is traded on the Nasdaq, the creator of the world’s first electronic stock market. For additional information regarding FirstCash and the services it provides, visit FirstCash’s website located at http://www.firstcash.com.

About American First Finance

American First Finance (“AFF”) is a leading technology-driven point-of-sale payments platform focused on serving credit constrained consumers. Founded in 2013, AFF established itself as an innovative retail finance provider with differentiated products that offer consumers payment flexibility across marketplaces. Today, AFF’s payment solutions are available across 26 verticals with providers of both consumer goods and services using either AFF’s lease-to-own solution, a merchant-based retail installment sales agreement, or a bank-issued loan. As one of the four largest true omni-channel providers of “no credit required” payment options, AFF supports a nationwide network of more than 6,500 active merchant partners with seamless experiences in-store, online, in-cart and on mobile devices. The company has established significant presence generating more than $1.9 billion in originations and sales for its merchant partners since inception. The company serves local, regional, and national merchants in furniture, appliances, electronics, automotive repair, tire & wheel, wireless, jewelry, cosmetic, and dental, among other verticals.

For additional information regarding AFF and the services it provides, visit AFF’s website located at http://www.americanfirstfinance.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) regarding, among other things, the acquisition by FirstCash of AFF and future events or the future financial performance of FirstCash and AFF. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “will,” “estimates,” “may,” “could,” “should” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. The closing of the acquisition is subject to regulatory approvals and other customary closing conditions. There is no assurance that such conditions will be met or that the acquisition will be consummated within the expected time frame, or at all.

Forward-looking statements relating to the acquisition include, but are not limited to: statements about the benefits of the acquisition, including anticipated growth of AFF’s business, certain synergies and future financial and operating results; potential financing for the acquisition; FirstCash’s plans, objectives, expectations, projections and intentions; the expected timing of completion of the acquisition; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to FirstCash and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the proposed acquisition, these risks, uncertainties and factors include, but are not limited to: the effect that any adverse outcomes with respect to the CFPB’s lawsuit against FirstCash may have on the combined company’s business, financial condition and results of operations, which effect could be material and include the payment of substantial monetary damages, the risk that FirstCash or AFF may be unable to obtain the remaining regulatory approvals required for the transaction; the risk that FirstCash may not be able to finance the acquisition on favorable terms, if at all; the length of time necessary to consummate the acquisition, which may be longer than anticipated for various reasons; the risk that AFF will not be integrated successfully; the risk that the cost savings, synergies and growth from the acquisition may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; and the risk that costs associated with the integration of the businesses are higher than anticipated; risks related to Mr. Rippel’s and his Affiliates future ownership of approximately 16.6% of New Parent’s outstanding stock after closing and the impact of future sales of such stock by Rippel following the closing.

Furthermore, if the acquisition is consummated, FirstCash will be subject to additional risks and uncertainties resulting from its ownership of AFF, including, but not limited to: inherent risks resulting from FirstCash’s entry into the line of businesses currently conducted by AFF; risks related to the extensive regulatory regimes that the AFF business is subject to and the heightened effect of future regulatory or legislative actions, including at the state level, on AFF and the effect of compliance with enforcement actions, orders or agreements issued by applicable regulators; risks related to AFF’s underwriting practices, loan loss provision and the fact that AFF could experience credit losses significantly higher than historic losses or its loan loss provision; increased competition from other entities offering “buy now, pay later” products, including larger financial institutions, retailers, internet-based lenders and other entities offering similar financial services as AFF; decrease in demand for AFF’s products and services due to changes in the general economic environment, or social or political conditions; the potential impact of the announcement or consummation of the acquisition on relationships with merchants, AFF’s bank partner, management team and other employees; risk related to the ongoing COVID-19 pandemic, including government responses thereto such as stimulus programs which could impact demand for AFF’s products; risks related to supply chain disruptions impacting the merchants with which AFF does business and the impact that such disruptions could have on the demand for AFF’s products; risks related to any current or future litigation proceedings; the ability to attract new customers and merchants and retain existing customers and merchants in the manner anticipated; risks related to AFF’s merchant concentration; the ability to hire and retain key personnel; reliance on existing information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on AFF’s operations and reputations; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; and the potential of economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, or other regulatory compliance costs.

Additional information concerning other risk factors is also contained in FirstCash’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings.

Many of these risks, uncertainties and assumptions are beyond FirstCash’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the parties on the date they are made, and FirstCash does not undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. FirstCash does not give any assurance (1) that either FirstCash or AFF will achieve its expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning FirstCash, AFF, the acquisition or other matters and attributable to FirstCash, AFF or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Contacts for FirstCash

Gar Jackson

Global IR Group

Phone: (817) 886-6998

Email: gar@globalirgroup.com

Doug Orr, Executive Vice President and Chief Financial Officer

Phone: (817) 258-2650

Email: investorrelations@firstcash.com

Website: investors.firstcash.com

Aaron Palash or Kara Sperry

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449